UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM	8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934
_______________________

Date of Report (Date of earliest event reported):

October 20, 2020

McCormick & Co Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-14920	52-0408290
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

24 Schilling Road	Suite 1
Hunt Valley	Maryland	21031
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:

410	771-7301

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MKC-V	New York Stock Exchange
Common Stock Non-Voting	MKC	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                     Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.04. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On October 20, 2020, the Registrant received a notice from the administrator of the McCormick 401(k) Retirement Plan and the Mojave Foods Corporation 401(k) Retirement Plan (together, the “Plans”) advising the Registrant that, in connection with the previously announced 2-for-1 stock split in the form of a stock dividend on all issued and outstanding shares of the Registrant’s common stock and common stock non-voting as of November 20, 2020, participants in the Plans will be unable, for a period of time, to receive in-kind distributions from the McCormick Company Stock Funds in the Plans (the “Blackout”). The Blackout begins at 4:00 p.m. Eastern Time on November 19, 2020, and is expected to conclude at 2:00 p.m. Eastern Time on December 1, 2020.

On October 20, 2020, in accordance with Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR promulgated under the Securities Exchange Act of 1934, as amended, the Registrant sent a notice to its directors and executive officers informing them of the Blackout and restrictions on engaging in certain transactions involving any equity securities (including derivative securities) of the Registrant during the Blackout.

During the Blackout and for a period of two years thereafter, information regarding the Blackout, including confirmation of the actual beginning and ending dates, may be obtained, without charge, by contacting: Jeffery D. Schwartz, Vice President, General Counsel and Secretary, at the Registrant, 24 Schilling Road, Suite 1, Hunt Valley, Maryland, 21031, or by telephone at (410) 771-3301.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McCORMICK & COMPANY, INCORPORATED

Date: October 20, 2020	By:	/s/ Jeffery D. Schwartz
Jeffery D. Schwartz
Vice President, General Counsel & Secretary